NEWS RELEASE	For Additional Information Contact:
David A. Zuege (414) 327-1700
For Immediate Release
OILGEAR COMPLETES SALE OF LEEDS, ENGLAND FACILITY
Sale generates $5 million gain; company to repay Barclays Bank debt
Milwaukee, Wis., June 7, 2006...The Oilgear Company (Nasdaq/NMS: OLGR) today announced it has completed the sale of its manufacturing facility in Leeds, England, for 4,150,000 British pounds Sterling (approximately $7.7 million).
David A. Zuege, president and chief executive officer of Oilgear, said the company will use the proceeds from the sale to repay a loan from Barclays Bank of 3.2 million pounds (approximately $6.0 million) related to the financing of the facility. Additional uses of the proceeds include funding moving expenses, leasehold improvements and equipment for its new leased location in Leeds and payment of capital gains taxes. The company expects to report a gain, net of all costs, expenses, taxes and fees of approximately $5 million on the transaction.
“We have successfully completed the move from the former location into our new leased facility in Leeds. The new facility will enable us to serve our customers in the United Kingdom and Europe more efficiently and effectively. The European market is an important segment of our business and we look forward to further strengthening our presence in this geographic region,” said Zuege.
Oilgear has approximately 90 employees at the Leeds location.
A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components and electronic controls. The
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company serves customers in the primary metals, machine tool, automobile, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries. Its products are sold as individual components or integrated into high performance applications.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting the economy generally, including the financial and business conditions of the Company’s customers, the demand for customers’ products and services that utilize the Company’s products, and national and international events; factors affecting the Company’s financial performance or condition, including restrictions or conditions imposed by current or prospective lenders, tax legislation, and changes in accounting principles; factors affecting percentage of completion contracts, including the accuracy of estimates and assumptions regarding the timing and levels of costs to complete those contracts; factors affecting the Company’s international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company’s ability to complete the move from its Leeds, England, facility; hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; any further decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company’s periodic reports filed with the SEC in accordance with the Securities Exchange Act. Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the Company’s filings with the SEC carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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